The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement, together with the accompanying prospectus, is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-159688
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 4, 2009

Prospectus Supplement
June  , 2009
(To Prospectus dated June 3, 2009)
$

HARRIS CORPORATION

  % Notes due 201

Harris Corporation is offering $       aggregate principal amount of its     % notes due June    , 201    . Interest on the notes is payable semi-annually in arrears on June    and December     of each year, commencing December    , 2009. We may redeem the notes at any time in whole or from time to time in part at the “make-whole” redemption price described under “Description of Notes — Optional Redemption.” If we experience a change of control repurchase event, we may be required to offer to repurchase the notes from holders, as described under “Description of Notes — Repurchase upon Change of Control Repurchase Event.”

The notes will be our unsecured, unsubordinated obligations and will rank equally with all of our other unsecured, unsubordinated indebtedness from time to time outstanding. The notes will be issued only in minimum denominations of $1,000 and integral multiples thereof.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 7 of the accompanying prospectus.

	Per Note	Total

Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to Harris Corporation	%	$

(1)	Plus accrued interest, if any, from June , 2009, if settlement occurs after this date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company on or about June    , 2009.

Joint Book-Running Managers

Citi	Morgan Stanley

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus dated June 3, 2009, which gives more general information about the securities that we may offer from time to time, some of which does not apply to the notes that we are currently offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. The information in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We and the underwriters have not authorized anyone to provide you with different or additional information. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. The information which appears in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference may be accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

It is important for you to read and consider all information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Incorporation By Reference of Certain Documents” and “Where You Can Find More Information” in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, references to “company,” “we,” “us,” “our” and “Harris” refer to Harris Corporation and do not include any of its subsidiaries in the context of the issuer of securities and the description of the notes. In other contexts, references to “company,” “we,” “us,” “our” and “Harris” may also include subsidiaries of Harris Corporation.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

Some of the information that you may want to consider in deciding whether to invest in the notes is not included in this prospectus supplement or the accompanying prospectus, but rather is “incorporated by reference” herein or therein from certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in this prospectus supplement or the accompanying prospectus. The information incorporated by reference in this prospectus is considered part of this prospectus, except for any information that is updated or superseded, and contains important business and financial information. We incorporate by reference in this prospectus the following documents filed by us with the SEC (Commission File No. 1-3863):

(1)  Annual Report on Form 10-K for the fiscal year ended June 27, 2008, including portions of our Proxy Statement for our 2008 Annual Meeting of Shareholders to the extent specifically incorporated by reference therein;

(2)  Quarterly Reports on Form 10-Q for the quarterly periods ended September 26, 2008, January 2, 2009 and April 3, 2009; and

(3)  Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the SEC on August 28, 2008; September 16, 2008; October 29, 2008 (Date of Report: October 23, 2008); December 24, 2008; January 7, 2009, as amended by Form 8-K/A on February 4, 2009; March 2, 2009; March 18, 2009; March 31, 2009; April 22, 2009; May 14, 2009; May 29, 2009; and June 2, 2009.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” after the date of this prospectus supplement and prior to the end of the offering of the notes under this prospectus, shall also be deemed to be incorporated by reference herein from the date of filing of such documents and reports. The information contained on our website (http://www.harris.com) is not incorporated into this prospectus.

We will provide without charge to each person, including any beneficial owner of notes offered under this prospectus, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You should direct any such requests to us at the following address:

Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919
Attention: Secretary

You may also request such documents by calling our Secretary at (321) 727-9100.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.

Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site (http://www.sec.gov). You may also read and copy any document we file with the SEC at its public reference room:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed in or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new products, services or developments; future economic conditions, performance or outlook; the outcome of contingencies; the potential level of share repurchases; the value of our contract awards and programs; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this prospectus supplement and are not guarantees of future performance or actual results. Factors that might cause our results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” on page S-3 of this prospectus supplement and on page 7 of the accompanying prospectus. All forward-looking statements are qualified by and should be read in conjunction with those risk factors. Forward-looking statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and we undertake no obligation, other than imposed by law, to update forward-looking statements to reflect further developments or information obtained after the date of this prospectus supplement or, in the case of any document incorporated by reference, the date of that document, and disclaim any intention or obligation to do so.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company and the offering and may not contain all of the information that is important to you. To better understand this offering, you should read this entire document carefully, as well as those additional documents to which we refer you. See “Incorporation by Reference of Certain Documents” and “Where You Can Find More Information.” Our fiscal year ends on the Friday nearest June 30. Fiscal 2008, 2007 and 2006 ended on June 27, 2008, June 29, 2007 and June 30, 2006, respectively. Fiscal 2009 will end on July 3, 2009.

Harris

Harris Corporation, together with its subsidiaries, is an international communications and information technology company that applies a solutions approach to serving government and commercial markets in more than 150 countries. Our mission is to be the best-in-class global provider of mission critical assured communications® products, systems and services for global markets, including RF communications, government communications and broadcast communications.

Harris Corporation was incorporated in Delaware in 1926 as the successor to three companies founded in the 1890s. Our principal executive offices are located at 1025 West NASA Boulevard, Melbourne, Florida 32919, and our telephone number is (321) 727-9100. Our common stock is listed on the New York Stock Exchange under the symbol “HRS.”

We report our financial results in the following three business segments: (1) RF Communications, (2) Government Communications Systems and (3) Broadcast Communications. Our RF Communications segment is a global supplier of highly secure radio communications products and systems for defense and government operations and performs advanced research, primarily for the U.S. Department of Defense and for international customers in government, defense and peacekeeping organizations in more than 100 countries; and supplies communications systems and equipment for public safety, utility and transportation markets, including advanced Internet Protocol voice and data networks and portable and mobile radios. Our Government Communications Systems segment designs, develops and supplies state-of-the-art communications and information networks and equipment; develops integrated intelligence, surveillance and reconnaissance solutions; develops, designs and supports information systems for image and other data collection, processing, analysis, interpretation, display, storage and retrieval; offers enterprise IT and communications engineering, operations and support services; and conducts advanced research studies, primarily for the U.S. Department of Defense, a diversified group of other U.S. Government agencies, state government agencies and other aerospace and defense companies. Our Broadcast Communications segment serves the global digital and analog media markets, providing infrastructure and networking products and solutions, media and workflow solutions, and television and radio transmission equipment and systems.

For the most part, each business segment has its own marketing, engineering, manufacturing and product service and maintenance organizations. We manufacture most of the finished products we sell.

On May 27, 2009, we completed the spin-off to our shareholders of all the shares of Harris Stratex Networks, Inc. common stock owned by Harris. Until May 27, 2009, Harris Stratex Networks, Inc., a provider of wireless network solutions, was our majority-owned subsidiary and operated as our Harris Stratex Networks segment. See “Spin-off of Harris Stratex Networks.”

On May 29, 2009, we completed the acquisition of the Tyco Electronics Wireless Systems business (formerly known as M/A-COM). We operate this wireless systems business within our RF Communications segment. See “Tyco Electronics Wireless Systems Business Acquisition.”

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.”

Issuer	Harris Corporation

Securities Offered	$ aggregate principal amount of % Notes due 201 .

Maturity	The notes will mature on June , 201 .

Interest	% per year on the principal amount payable semi-annually in arrears on June and December of each year, commencing December , 2009. Interest will accrue from June , 2009.

Optional Redemption	We may redeem the notes, at any time in whole or from time to time in part, at our option, at the “make-whole” redemption price, plus accrued interest on the principal amount of the notes being redeemed to, but not including, the redemption date, as described in this prospectus supplement. See “Description of Notes — Optional Redemption.”

Repurchase upon a Change of Control Repurchase Event	If we experience a “Change of Control Repurchase Event,” as defined in “Description of Notes — Repurchase upon Change of Control Repurchase Event,” we may be required, unless we have exercised our right to redeem the notes, to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase, as described in this prospectus supplement. See “Description of Notes — Repurchase upon Change of Control Repurchase Event.”

Ranking	The notes will be unsecured and unsubordinated and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of Harris Corporation from time to time outstanding. See “Use of Proceeds,” “Capitalization” and “Description of Notes — Ranking of Notes.”

Use of Proceeds	We will use the net proceeds from the sale of the notes for repayment of a portion of the outstanding indebtedness under our commercial paper program recently incurred in connection with our acquisition of the Tyco Electronics Wireless Systems business. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

No Listing	We do not intend to list the notes on any securities exchange.

Risk Factors	Any investment in the notes involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 7 of the accompanying prospectus.

RISK FACTORS

An investment in the notes involves risks. You should consider carefully the following factors relating to the notes, as well as the factors relating to our business generally and other important matters identified under “Risk Factors” in the accompanying prospectus and the other information that is included or incorporated by reference in this prospectus in evaluating an investment in the notes. The occurrence of any of the events described in the Risk Factors sections could cause our business and financial results to suffer and the market price of our securities, including the notes, to decline. In this case, you could lose all or part of your investment in the notes.

Risks Related to the Notes and the Offering

There is no established public trading market for the notes.

The notes will constitute a new issue of securities with no established trading market. If a trading market does not develop or is not maintained, holders of notes may find it difficult or impossible to resell their notes. If a trading market were to develop, the notes may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition and the market for similar securities. The underwriters are not obligated to make a market in the notes, and if they do so they may discontinue any market-making activity at any time without notice. Accordingly, there can be no assurance regarding any future development of a trading market for the notes or the ability of holders of the notes to sell their notes at all or the price at which such holders may be able to sell their notes.

Changes in our credit ratings or the financial and credit markets could adversely affect the market price of the notes.

The market price of the notes will be based on a number of factors, including:

•	our ratings with major credit rating agencies;

•	the prevailing interest rates being paid by companies similar to us; and

•	the overall condition of the financial and credit markets.

The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Currently, there is a general downturn in the global economy including ongoing credit and capital market disruptions. Fluctuations in these factors and a continuation or worsening of current market conditions could have an adverse effect on the price of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us, and revise those ratings as warranted. The credit rating agencies also evaluate the communications and defense industries as a whole and may change their credit rating for us based on their overall view of our businesses, including the prospects for our major end-user markets. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our credit ratings could have an adverse effect on the price of the notes.

The notes will be effectively subordinated to the debt of our subsidiaries, which may limit your recovery.

Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the notes or otherwise to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. Moreover, our rights to receive the assets of any subsidiary upon its liquidation or reorganization, and the ability of holders of the notes to benefit indirectly therefrom, will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, unless we have exercised our right to redeem the notes, each holder of the notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event (as defined in “Description of Notes — Repurchase upon Change of Control Repurchase Event”), there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes — Repurchase upon Change of Control Repurchase Event.”

Risks Related to our Business

We participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures.

We participate in markets that are subject to uncertain economic conditions. As a result, it is difficult to estimate the level of growth in some of the markets in which we participate. Because all components of our budgeting and forecasting are dependent upon estimates of growth in the markets we serve, the uncertainty renders estimates of future income and expenditures even more difficult. As a result, we may make significant investments and expenditures but never realize the anticipated benefits, which could adversely affect our results of operations. The future direction of the overall domestic and global economies also will have a significant impact on our overall performance.

The effects of the recession in the United States and general downturn in the global economy, including financial market disruptions, could have an adverse impact on our business, operating results or financial position.

The United States economy is in recession and there has been a general downturn in the global economy. A continuation or worsening of these conditions, including the ongoing credit and capital markets disruptions, could have an adverse impact on our business, operating results or financial position in a number of ways. For example:

•	The U.S. Government could reprioritize its spending away from the government contracts in which we participate.

•	We may experience declines in revenues, profitability and cash flows as a result of reduced orders, payment delays or other factors caused by the economic problems of our customers and prospective customers.

•	We may experience supply chain delays, disruptions or other problems associated with financial constraints faced by our suppliers and subcontractors.

•	We may incur increased costs or experience difficulty with future borrowings under our commercial paper program or credit facilities or in the debt markets, or otherwise with financing our operating, investing (including any future acquisitions) or financing activities.

We depend on the U.S. Government for a significant portion of our revenue, and the loss of this relationship or a shift in U.S. Government funding could have adverse consequences on our future business.

We are highly dependent on sales to the U.S. Government. The percentage of our net revenue that was derived from sales to the U.S. Government was approximately 68 percent in fiscal 2008 and 66 percent in each of fiscal 2007 and fiscal 2006. Therefore, any significant disruption or deterioration of our relationship with the U.S. Government would significantly reduce our revenue. Our U.S. Government programs must compete with programs managed by other government contractors for limited resources and for uncertain levels of funding. Our competitors continuously engage in efforts to expand their business relationships with the U.S. Government and will continue these efforts in the future. The U.S. Government may choose to use other contractors for its limited number of programs. In addition, the funding of programs also competes with non-procurement spending of the U.S. Government. Budget decisions made by the U.S. Government are outside of our control and have long-term consequences for our business. A shift in U.S. Government spending to other programs in which we are not involved, an increase in non-procurement spending or a reduction in U.S. Government spending generally, could have material adverse consequences on our future business.

We depend significantly on our U.S. Government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund one or more of these contracts could have an adverse impact on our business.

Over its lifetime, a U.S. Government program may be implemented by the award of many different individual contracts and subcontracts. The funding of U.S. Government programs is subject to Congressional appropriations. Although multi-year contracts may be planned or authorized in connection with major procurements, Congress generally appropriates funds on a fiscal year basis even though a program may continue for several years. Consequently, programs often receive only partial funding initially, and additional funds are committed only as Congress authorizes further appropriations. The termination of funding for a U.S. Government program would result in a loss of anticipated future revenue attributable to that program, which could have an adverse impact on our operations. In addition, the termination of a program or the failure to commit additional funds to a program that already has been started could result in lost revenue and increase our overall costs of doing business.

Generally, U.S. Government contracts are subject to oversight audits by U.S. Government representatives. In addition, the contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. Government’s convenience upon the payment only for work done and commitments made at the time of termination. We can give no assurance that one or more of our U.S. Government contracts will not be terminated under these circumstances. Also, we can give no assurance that we would be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of our U.S. Government contracts. Because a significant portion of our revenue is dependent on our performance and payment under our U.S. Government contracts, the loss of one or more large contracts could have a material adverse impact on our financial condition.

Our government business also is subject to specific procurement regulations and a variety of socio-economic and other requirements. These requirements, although customary in U.S. Government contracts, increase our performance and compliance costs. These costs might increase in the future, thereby reducing our margins, which could have an adverse effect on our financial condition. Failure to comply with these regulations and requirements could lead to suspension or debarment from U.S. Government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various laws, including those related to procurement integrity, export control, U.S. Government security regulations, employment practices, protection of the environment, accuracy of records, proper recording of costs and foreign corruption. The termination of a U.S. Government contract or relationship as a result of any of these acts would have an adverse impact on our operations and could have an adverse effect on our standing and eligibility for future U.S. Government contracts.

We enter into fixed-price contracts that could subject us to losses in the event of cost overruns or a significant increase in inflation.

We have a number of firm fixed-price contracts. In fiscal 2008 and fiscal 2007, approximately 35 percent and 33 percent, respectively, of the total combined revenue of our RF Communications and Government Communications Systems segments was from fixed-price contracts. These contracts allow us to benefit from cost savings, but they carry the risk of potential cost overruns because we assume all of the cost burden. If our initial estimates are incorrect, we can lose money on these contracts. U.S. Government contracts can expose us to potentially large losses because the U.S. Government can hold us responsible for completing a project or, in certain circumstances, paying the entire cost of its replacement by another provider regardless of the size or foreseeability of any cost overruns that occur over the life of the contract. Because many of these contracts involve new technologies and applications and can last for years, unforeseen events, such as technological difficulties, fluctuations in the price of raw materials, problems with our suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to us over time. A number of economists and other commentators have stated their belief that the recently enacted stimulus package and certain other enacted and proposed spending bills may lead to significant inflation in the future. Significant increases in the rate of inflation could also have a significant adverse impact on the profitability of these contracts. Furthermore, if we do not meet contract deadlines or specifications, we may need to renegotiate contracts on less favorable terms, be forced to pay penalties or liquidated damages or suffer major losses if the customer exercises its right to terminate. In addition, some of our contracts have provisions relating to cost controls and audit rights, and if we fail to meet the terms specified in those contracts we may not realize their full benefits. Our results of operations are dependent on our ability to maximize our earnings from our contracts. Lower earnings caused by cost overruns and cost controls would have an adverse impact on our financial results. Furthermore, the potential impact of this risk on our financial results would be magnified by a shift in the mix of our contracts and programs toward a greater percentage of firm fixed-price contracts.

We derive a substantial portion of our revenue from international operations and are subject to the risks of doing business internationally, including fluctuations in currency exchange rates.

We are dependent on sales to customers outside the United States. In fiscal 2008, fiscal 2007 and fiscal 2006, revenue from products exported from the U.S. or manufactured abroad was 24 percent, 23 percent and 21 percent, respectively, of our total revenue. Approximately 54 percent of our international business in fiscal 2008 was transacted in local currency environments. Losses resulting from currency rate fluctuations can adversely affect our results. We expect that international revenue will continue to account for a significant portion of our total revenue. Also, a significant portion of our international revenue is in less-developed countries. We are subject to risks of doing business internationally, including:

•	Currency exchange controls, fluctuations of currency and currency revaluations;

•	The laws, regulations and policies of foreign governments relating to investments and operations, as well as U.S. laws affecting the activities of U.S. companies abroad;

•	Changes in regulatory requirements, including imposition of tariffs or embargoes, export controls and other trade restrictions;

•	Uncertainties and restrictions concerning the availability of funding, credit or guarantees;

•	The complexity and necessity of using international dealers, distributors, sales representatives and consultants;

•	The difficulty of managing an organization doing business in many countries;

•	Import and export licensing requirements and regulations, as well as unforeseen changes in export regulations;

•	Uncertainties as to local laws and enforcement of contract and intellectual property rights and occasional requirements for onerous contract clauses; and

•	Rapid changes in government, economic and political policies, political or civil unrest, acts of terrorism or the threat of international boycotts or U.S. anti-boycott legislation.

While these factors and the impacts of these factors are difficult to predict, any one or more of them could adversely affect our business, financial condition and results of operations in the future.

We may not be successful in obtaining the necessary export licenses to conduct certain operations abroad, and Congress may prevent proposed sales to certain foreign governments.

We must first obtain export and other licenses and authorizations from various U.S. Government agencies before we are permitted to sell certain products and technologies outside of the United States. For example, the U.S. Department of State must notify Congress at least 15-60 days, depending on the size and location of the sale, prior to authorizing certain sales of defense equipment and services to foreign governments. During that time, Congress may take action to block the proposed sale. We can give no assurance that we will continue to be successful in obtaining the necessary licenses or authorizations or that Congress will not prevent or delay certain sales. Any significant impairment of our ability to sell products or technologies outside of the United States could negatively impact our results of operations and financial condition.

Our future success will depend on our ability to develop new products and technologies that achieve market acceptance in our current and future markets.

Both our commercial and government businesses are characterized by rapidly changing technologies and evolving industry standards. Accordingly, our future performance depends on a number of factors, including our ability to:

•	Identify emerging technological trends in our current and target markets;

•	Develop and maintain competitive products;

•	Enhance our offerings by adding innovative hardware, software or other features that differentiate our products from those of our competitors;

•	Develop, manufacture and bring cost-effective offerings to market quickly; and

•	Effectively structure our businesses, through the use of teaming agreements, ventures and other forms of alliances, to reflect the competitive environment.

We believe that, in order to remain competitive in the future, we will need to continue to develop new products and technologies, requiring the investment of significant financial resources. The need to make these expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures ultimately will lead to the timely development of new products or technologies. Due to the design complexity of some of our products and technologies, we may experience delays in completing development and introducing new products or technologies in the future. Any delays could result in increased costs of development or redirect resources from other projects. In addition, we cannot provide assurances that the markets for our products or technologies will develop as we currently anticipate. The failure of our products or technologies to gain market acceptance could significantly reduce our revenue and harm our business. Furthermore, we cannot be sure that our competitors will not develop competing products or technologies that gain market acceptance in advance of our products or technologies, or that our competitors will not develop new products or technologies that cause our existing products or technologies to become obsolete. If we fail in our new product and technology development efforts, or our products or technologies fail to achieve market acceptance more rapidly than those of our competitors, our revenue will decline and our business, financial condition and results of operations will be adversely affected.

We cannot predict the consequences of future geo-political events, but they may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability.

The terrorist attacks in the United States on September 11, 2001, the subsequent U.S.-led military response, current conflicts in the Middle East and the potential for future terrorist activities and other recent geo-political events have created economic and political uncertainties that could have a material adverse effect on our business and the prices of our securities. These matters have caused uncertainty in the world’s financial and insurance markets and may increase significantly the political, economic and social instability in the geographic areas in which we operate. These matters also have caused the premiums charged for our insurance coverages to increase and may cause some coverages to be unavailable altogether. While our government businesses have benefited from homeland defense initiatives and the Global War on Terror, these developments may affect adversely our business and profitability and the prices of our securities in ways that we cannot predict at this time.

We have made, and may continue to make, strategic acquisitions that involve significant risks and uncertainties.

We have made, and we may continue to make, strategic acquisitions that involve significant risks and uncertainties. These risks and uncertainties include:

•	Difficulty in integrating newly acquired businesses and operations in an efficient and cost-effective manner and the risk that we encounter significant unanticipated costs or other problems associated with integration;

•	Challenges in achieving strategic objectives, cost savings and other benefits expected from acquisitions;

•	Risk that our markets do not evolve as anticipated and that the strategic acquisitions do not prove to be those needed to be successful in those markets;

•	Risk that we assume significant liabilities that exceed the limitations of any applicable indemnification provisions or the financial resources of any indemnifying parties;

•	Potential loss of key employees of the acquired businesses; and

•	Risk of diverting the attention of senior management from our existing operations.

The inability of our subcontractors to perform, or our key suppliers to timely deliver our components or parts, could cause our products to be produced in an untimely or unsatisfactory manner.

On many of our contracts, we engage subcontractors. In addition, there are certain parts or components for many of our products which we source from other manufacturers or vendors. Some of our suppliers, from time to time, experience financial and operational difficulties, which may impact their ability to supply the materials, components and subsystems that we require. Any inability to develop alternative sources of supply on a cost-effective and timely basis could materially impair our ability to manufacture and deliver products to our customers. We can give no assurances that we will be free from material supply problems or component or subsystems problems in the future. Also, our subcontractors and other suppliers may not be able to maintain the quality of the materials, components and subsystems they supply, which might result in greater product returns and warranty claims and could harm our business, financial condition and results of operations.

Third parties have claimed in the past and may claim in the future that we are infringing directly or indirectly upon their intellectual property rights, and third parties may infringe upon our intellectual property rights.

Many of the markets we serve are characterized by vigorous protection and pursuit of intellectual property rights, which often has resulted in protracted and expensive litigation. Third parties have claimed in the past and may claim in the future that we are infringing directly or indirectly upon their intellectual property rights, and we may be found to be infringing or to have infringed directly or indirectly upon those intellectual property rights. Claims of intellectual property infringement might also require us to enter into costly royalty or license agreements. Moreover, we may not be able to obtain royalty or license agreements on terms acceptable to us, or at all. We also may be subject to significant damages or injunctions against development and sale of certain of our products. Our success depends in large part on our proprietary technology. We rely on a combination of patents, copyrights, trademarks, trade secrets, know-how, confidentiality provisions and licensing arrangements to establish and protect our intellectual property rights. If we fail to successfully protect and enforce these rights, our competitive position could suffer. Our pending patent and trademark registration applications may not be allowed, or competitors may challenge the validity or scope of our patents or trademark registrations. In addition, our patents may not provide us a significant competitive advantage. We may be required to spend significant resources to monitor and police our intellectual property rights. We may not be able to detect infringement and our competitive position may be harmed before we do so. In addition, competitors may design around our technology or develop competing technologies.

The outcome of litigation or arbitration in which we are involved is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial position and results of operations.

We are defendants in a number of litigation matters and are involved in a number of arbitrations. These actions may divert financial and management resources that would otherwise be used to benefit our operations. No assurances can be given that the results of these or new matters will be favorable to us. An adverse resolution of lawsuits or arbitrations could have a material adverse effect on our financial condition and results of operations.

We are subject to customer credit risk.

We sometimes provide medium-term and long-term customer financing. Customer financing arrangements may include all or a portion of the purchase price for our products and services, as well as working capital. We also may assist customers in obtaining financing from banks and other sources on a recourse or non-recourse basis. While we generally have been able to place a portion of our customer financings with third-party lenders, or to otherwise insure a portion of this risk, a portion of these financings is provided directly by us. There can be higher risks associated with some of these financings, particularly when provided to start-up operations such as local network providers, to customers in developing countries or to customers in specific financing-intensive areas of the telecommunications industry. If customers fail to meet their obligations, losses could be incurred and such losses could have an adverse effect on us. Our losses could be much greater if it becomes more difficult to place or insure against these risks with third parties. These risks may increase when the availability of credit decreases.

We face certain significant risk exposures and potential liabilities that may not be covered adequately by insurance or indemnity.

We are exposed to liabilities that are unique to the products and services we provide. A significant portion of our business relates to designing, developing and manufacturing advanced defense and technology systems and products. New technologies associated with these systems and products may be untested or unproven. Components of certain of the defense systems and products we develop are inherently dangerous. Failures of satellites, missile systems, air-traffic control systems, homeland security applications and aircraft have the potential to cause loss of life and extensive property damage. In most circumstances, we may receive indemnification from the U.S. Government. While we maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs from an accident or incident. It also is not possible to obtain insurance to protect against all operational risks and liabilities. Substantial claims resulting from an incident in excess of U.S. Government indemnity and our insurance coverage could harm our financial condition, operating results and cash flows. Moreover, any accident or incident for which we are liable, even if fully insured, could negatively affect our standing among our customers and the public, thereby making it more difficult for us to compete effectively, and could significantly impact the cost and availability of adequate insurance in the future.

Changes in our effective tax rate may have an adverse effect on our results of operations.

Our future effective tax rate may be adversely affected by a number of factors including:

•	The jurisdictions in which profits are determined to be earned and taxed;

•	Adjustments to estimated taxes upon finalization of various tax returns;

•	Increases in expenses not deductible for tax purposes, including write-offs of acquired in-process research and development and impairment of goodwill in connection with acquisitions;

•	Changes in available tax credits;

•	Changes in share-based compensation expense;

•	Changes in the valuation of our deferred tax assets and liabilities;

•	Changes in domestic or international tax laws or the interpretation of such tax laws; and

•	The resolution of issues arising from tax audits with various tax authorities.

Any significant increase in our future effective tax rates could adversely impact our results of operations for future periods.

We have significant operations in Florida, California and other locations that could be materially and adversely impacted in the event of a natural disaster or other significant disruption.

Our corporate headquarters and significant operations of our Government Communications Systems segment are located in Florida, where major hurricanes have occurred. In addition, our Broadcast Communications segment has locations near major earthquake fault lines in California. Our worldwide operations could be subject to natural disasters or other significant disruptions, including hurricanes, typhoons, tsunamis, floods, earthquakes, fires, water shortages, other extreme weather conditions, medical epidemics, acts of terrorism, power shortages and blackouts, telecommunications failures, and other natural and manmade disasters or disruptions. In the event of such a natural disaster or other disruption, we could experience disruptions or interruptions to our operations or the operations of our suppliers, distributors, resellers or customers; destruction of facilities; and/or loss of life, all of which could materially increase our costs and expenses and materially adversely affect our business, revenue and financial condition.

Changes in future business conditions could cause business investments and/or recorded goodwill to become impaired, resulting in substantial losses and write-downs that would reduce our results of operations.

As part of our overall strategy, we will, from time to time, acquire a minority or majority interest in a business. These investments are made upon careful target analysis and due diligence procedures designed to achieve a desired return or strategic objective. These procedures often involve certain assumptions and judgment in determining acquisition price. After acquisition, unforeseen issues could arise which adversely affect the anticipated returns or which are otherwise not recoverable as an adjustment to the purchase price. Even after careful integration efforts, actual operating results may vary significantly from initial estimates. Goodwill accounts for approximately 34 percent of our recorded total assets as of June 27, 2008. We evaluate the recoverability of recorded goodwill amounts annually, or when evidence of potential impairment exists. The annual impairment test is based on several factors requiring judgment. Principally, a decrease in expected reporting segment cash flows or changes in market conditions may indicate potential impairment of recorded goodwill. For additional information on accounting policies we have in place for goodwill impairment, see our discussion under “Critical Accounting Policies and Estimates” in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1: Significant Accounting Policies in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 27, 2008, as amended in our Current Report on Form 8-K filed with the SEC on March 18, 2009.

In order to be successful, we must attract and retain key employees, and failure to do so could seriously harm us.

Our business has a continuing need to attract significant numbers of skilled personnel, including personnel holding security clearances, to support our growth and to replace individuals who have terminated employment due to retirement or for other reasons. To the extent that the demand for qualified personnel exceeds supply, as has been the case in recent years, we could experience higher labor, recruiting or training costs in order to attract and retain such employees, or could experience difficulties in performing under our contracts if our needs for such employees were unmet.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $     million from the sale of the notes offered by this prospectus, after deducting underwriting discounts and our estimated offering expenses. We will use the net proceeds from the sale of the notes for repayment of a portion of the outstanding indebtedness under our commercial paper program recently incurred in connection with our acquisition of the Tyco Electronics Wireless Systems business. At May 29, 2009, the indebtedness under our commercial paper program was approximately $504 million, of which approximately $469 million had a seven-day maturity and $35 million had a one-day maturity, and such indebtedness had a weighted average annual interest rate of approximately 0.93%. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is set forth below.

We compute the ratio of earnings to fixed charges by dividing (i) earnings (loss), which consist of net income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period and adjusted for undistributed earnings in equity investments, by (ii) fixed charges, which consist of interest expense, capitalized interest and the portion of rental expense under operating leases estimated to be representative of the interest factor.

Our fixed charges do not include any dividend requirements with respect to preferred stock because, as of the date of this prospectus supplement and for the five preceding fiscal years and three quarters ended April 3, 2009, we have had no preferred stock outstanding.

	Three Quarters
	Ended	Year Ended
	April 3,	June 27,	June 29,		June 30,		July 1,		July 2,
	2009	2008	2007		2006		2005		2004

Ratio of earnings to fixed charges	9.45x	10.03x	13.69	x	9.15	x	10.04	x	7.22	x

CAPITALIZATION

The following table sets forth as of April 3, 2009 our actual capitalization and our capitalization as adjusted to reflect the sale of the notes in this offering and the use of the net proceeds therefrom. As described under “Use of Proceeds,” we expect to use the net proceeds of this offering for repayment of a portion of the outstanding indebtedness under our commercial paper program recently incurred in connection with our acquisition of the Tyco Electronics Wireless Systems business.

This table should be read in conjunction with the selected historical consolidated financial and operating data included elsewhere in this prospectus and the consolidated financial statements and notes thereto incorporated by reference in this prospectus.

	At April 3, 2009
		As
		Adjusted
	Actual	(1)(2)
	(in millions)

Cash and cash equivalents (3)	$452.0	$

Short-term debt (3)	$18.4	$18.4

Long-term debt:
5.0% notes, due fiscal 2016	300.0	300.0
5.95% notes, due fiscal 2018	400.0	400.0
% notes due fiscal 201 offered hereby	—
6.35% debentures, due fiscal 2028	25.8	25.8
7.0% debentures, due fiscal 2026	100.0	100.0
Other	2.5	2.5
Less: current portion of long-term debt	(0.8)	(0.8)

Total long-term debt	827.5
Total shareholders’ equity	2,179.3	2,179.3

Total capitalization (4)	$3,026.0	$

(1)	The proceeds from the issuance of the notes are net of the estimated fees, discounts and expenses of $ million.

(2)	Subsequent to April 3, 2009, we (a) completed the spin-off (the “Spin-off “) to our shareholders of all the shares of Harris Stratex Networks, Inc. common stock owned by Harris and (b) recently incurred indebtedness under our commercial paper program in connection with our acquisition of the Tyco Electronics Wireless Systems business. No adjustments for these subsequent events have been reflected in the table above. At May 29, 2009, the indebtedness under our commercial paper program was approximately $504 million. We will use the net proceeds from the sale of the notes for repayment of a portion of the outstanding indebtedness under our commercial paper program. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities.

(3)	On May 27, 2009, we completed the Spin-off. Subsequent to the Spin-off, we no longer own an equity interest in Harris Stratex Networks and, therefore, Harris Stratex Networks no longer constitutes part of our business operations. The table above does not reflect the pending reclassification of Harris Stratex Networks as discontinued operations. See “Spin-off of Harris Stratex Networks.”

Harris Stratex Networks had a cash balance of $115.6 million and $18.3 million in short-term debt outstanding which are reflected in this table at April 3, 2009 as a result of the consolidation in our financial statements of the financial results of Harris Stratex Networks through May 27, 2009, the date of the Spin-off.

(4)	Includes current portion of long-term debt and short-term debt.

SELECTED FINANCIAL DATA

The following table summarizes our selected historical financial information for each of the last three fiscal years and for the three quarters ended April 3, 2009 and March 28, 2008. The selected financial information shown below for fiscal years 2008, 2007 and 2006 has been derived from our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended June 27, 2008 (except for balance sheet data at June 30, 2006), as amended in our Current Report on Form 8-K filed with the SEC on March 18, 2009. The selected financial information shown below as of April 3, 2009 and for the three quarters ended April 3, 2009 and March 28, 2008 has been derived from our unaudited interim condensed consolidated financial statements, which are included in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2009, and includes, in the opinion of management, all normal and recurring adjustments necessary to present fairly the information for such periods. The following table does not reflect the May 27, 2009 Spin-off of Harris Stratex Networks. As a result of the Spin-off, the financial position and results of operations of Harris Stratex Networks for all periods will be reclassified to discontinued operations. See “Spin-off of Harris Stratex Networks.” Results for the three quarters ended April 3, 2009 are not necessarily indicative of results to be expected for the full fiscal year.

The following should be read in conjunction with our audited consolidated financial statements and notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended June 27, 2008, as amended in our Current Report on Form 8-K filed with the SEC on March 18, 2009, and our unaudited interim condensed consolidated financial statements and notes thereto contained in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2009. See “Where You Can Find More Information.”

	Three Quarters Ended		Fiscal Year Ended
	April 3,	March 28,	June 27,	June 29,	June 30,
	2009(1)	2008	2008(2)	2007(3)	2006(4)
	(in millions)		(in millions)

Income Statement Data:
Revenue from product sales and services	$4,252.8	$3,877.8	$5,311.0	$4,243.0	$3,474.8
Cost of product sales and services	2,941.9	2,691.7	3,681.7	2,871.1	2,385.8
Interest expense	41.0	42.8	55.7	41.1	36.5
Gain on combination with Stratex Networks, Inc.	—	—	—	163.4	—
Income before income taxes and minority interest	253.4	473.9	638.5	660.8	380.8
Income taxes	214.2	149.0	201.5	190.9	142.9
Minority interest in Harris Stratex Networks, Inc., net of tax	155.1	(2.4)	7.2	10.5	—
Net income	194.3	322.5	444.2	480.4	237.9

	At	At
	April 3,	June 27,	June 29,	June 30,
	2009	2008	2007	2006
	(in millions)	(in millions)

Balance Sheet Data (at period end):
Net working capital	$1,190.5	$1,047.2	$258.0	$721.0
Net property, plant and equipment	467.1	482.2	459.2	393.4
Long-term debt	827.5	831.8	408.9	699.5
Total assets	4,332.0	4,627.5	4,406.0	3,142.3

(1)	Results for the three quarters ended April 3, 2009 include: $17.6 million ($10.9 million after-tax) of charges for schedule and cost overruns on commercial satellite reflector programs in our Government Communications Systems segment; $32.7 million of charges ($29.3 million of which were non-cash) in our Harris Stratex Networks segment, primarily related to inventory and fixed assets, resulting from an acceleration towards a common IP-based technology platform and a $2.4 million charge for the write-off of in-process research and development associated with Harris Stratex Networks’ acquisition of Telsima Corporation; and a $301.0 million ($182.5 million after-tax and minority interest) charge for impairment of goodwill and other indefinite-lived intangible assets, as well as charges of $4.9 million associated with cost-reduction actions.

(2)	Results for fiscal 2008 include: a $47.1 million after-tax charge for schedule and cost overruns on commercial satellite reflector programs; a $6.2 million after-tax increase to income related to the renegotiation of pricing on an IT services contract in our Government Communications Systems segment; a $15.1 million after-tax and minority interest charge for transaction and integration costs in our Harris Stratex Networks segment related to the combination of our former Microwave Communications Division with Stratex Networks, Inc. in January 2007 to form Harris Stratex Networks; and an $11.0 million favorable impact from the settlement of U.S. Federal income tax audits for fiscal years 2004 through 2006.

(3)	Results for fiscal 2007 include: a $143.1 million after-tax gain on the combination with Stratex Networks, Inc. offset by $22.9 million after-tax and minority interest of transaction and integration costs in our Harris Stratex Networks segment; a $6.0 million after-tax charge for cost-reduction actions and a $12.3 million after-tax write-down of capitalized software in our Broadcast Communications segment; a $12.9 million after-tax write-down of our investment in Terion, Inc. due to an other-than-temporary impairment; and a $12.0 million after-tax income tax benefit from the settlement of a tax audit.

(4)	Results for fiscal 2006 include: a $36.5 million after-tax charge related to inventory write-downs and other charges associated with product discontinuances and the shutdown of manufacturing activities in our Harris Stratex Networks segment’s Montreal, Canada plant; a $10.2 million after-tax charge related to a write-off of in-process research and development costs, lower margins being recognized subsequent to our acquisition due to a step up in inventory recorded as of the acquisition date and other costs associated with our acquisition of Leitch Technology Corporation in our Broadcast Communications segment; a $20.0 million after-tax charge associated with the consolidation of manufacturing locations and cost-reduction initiatives in our Broadcast Communications segment; a $4.6 million after-tax write-down of our passive investments due to other-than-temporary impairments; a $4.1 million after-tax gain from the settlement of intellectual property infringement lawsuits; and a $5.4 million after-tax charge related to our arbitration with Bourdex Telecommunications Limited.

SPIN-OFF OF HARRIS STRATEX NETWORKS

On May 27, 2009, we completed the spin-off (the “Spin-off”) to our shareholders of all the shares of Harris Stratex Networks, Inc. common stock owned by Harris. Until the Spin-off, as a majority-owned subsidiary of Harris, Harris Stratex Networks’ results of operations and financial position were consolidated into our financial statements. Subsequent to the Spin-off, we no longer own an equity interest in Harris Stratex Networks and, therefore, Harris Stratex Networks no longer constitutes part of our business operations. Accordingly, after the Spin-off is reflected in our financial statements, the financial position and results of operations for Harris Stratex Networks for all periods will be reclassified as discontinued operations in our financial statements. For more information, see our Current Report on Form 8-K filed with the SEC on May 29, 2009.

TYCO ELECTRONICS WIRELESS SYSTEMS BUSINESS ACQUISITION

On May 29, 2009, we acquired from Tyco Electronics Group S.A., a company organized under the laws of Luxembourg (“Tyco Electronics”) and a subsidiary of Tyco Electronics Ltd., a corporation incorporated under the laws of Bermuda, substantially all of the assets of Tyco Electronics’ wireless systems business (the “Wireless Systems Business”). The purchase price for the Wireless Systems Business was $675 million in cash, subject to post-closing adjustments. In connection with the acquisition, we assumed liabilities primarily related to the Wireless Systems Business. We did not assume the State of New York wireless network contract awarded to the Wireless Systems Business in December 2004. The Wireless Systems Business conducts a worldwide wireless network systems business which designs, builds, distributes, maintains and supplies wireless communications systems, including land mobile radio and broadband equipment systems and networks and equipment for the public safety, utility, federal, military and commercial markets. We operate the Wireless Systems Business within our RF Communications segment.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. If the descriptions are inconsistent, the information in this prospectus supplement replaces the information in the accompanying prospectus with respect to the notes. Capitalized terms used in this prospectus supplement that are not otherwise defined have the meanings given to them in the accompanying prospectus. The following statements with respect to the notes are summaries of the provisions of the notes and the senior indenture. We urge you to read the documents in their entirety because they, and not this description, will define your rights as holders of the notes.

General

The notes will be issued under our senior indenture, dated as of September 3, 2003, between Harris Corporation and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. The notes will constitute a new series under the senior indenture. You can obtain copies of the senior indenture by following the directions described under the heading “Where You Can Find More Information.”

The notes are a series of U.S. dollar-denominated senior debt securities as described in the accompanying prospectus. There is no limit on the aggregate principal amount of senior debt securities that we may issue under the senior indenture.

We will issue the notes in minimum denominations of $1,000 and integral multiples of $1,000.

The trustee, through its corporate trust office in Jacksonville, Florida (in such capacity, the “paying agent”) will act as our paying agent and security registrar with respect to the notes. The current location of such corporate trust office is 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256. The paying agent maintains an affiliate agency in the Borough of Manhattan, the City and State of New York, located at 101 Barclay Street, Floor 8W, New York, New York 10286. So long as the notes are issued in the form of a global security, payments of principal, interest and premium, if any, will be made by us through the paying agent to The Depository Trust Company.

The notes will not be entitled to any sinking fund.

Principal, Interest and Maturity

The notes offered will be issued in an aggregate principal amount of $      . The notes will bear interest at     % per year and will mature on June    , 201    . Interest on the notes will accrue from June     , 2009. Interest on the notes will be payable semi-annually in arrears on June     and December     of each year, commencing December    , 2009, to the persons in whose names the notes are registered at the close of business on the preceding          or          , as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Further Issuances

We may from time to time, without the consent of the holders of the notes, issue additional senior debt securities, having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby except for the issue price and issue date and, in some cases, the first interest payment date. Any such additional senior debt securities will, together with the then outstanding notes, constitute a single class of notes under the senior indenture, and as such will vote together on matters under the senior indenture.

Ranking of Notes

The notes will be unsecured and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of Harris Corporation from time to time outstanding.

Optional Redemption

We may redeem the notes at our option, at any time in whole or from time to time in part, at a “make-whole” redemption price equal to the greater of:

(1)  100% of the principal amount of the notes being redeemed; and

(2)  the sum of the present values of the remaining scheduled payments of the principal and interest (other than interest accruing to the date of redemption) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus      basis points.

In each case, we will pay accrued interest on the principal amount of the notes being redeemed to, but not including, the redemption date.

“Comparable Treasury Issue” means, with respect to the notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and two other primary U.S. government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by us, and in each case, their respective successors, provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we will appoint another Primary Treasury Dealer as a substitute.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the notes being redeemed.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided, however, that if no maturity is within three months before or after the Remaining Life of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable

Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

If we elect to redeem less than all of the notes, then the trustee will select the particular notes to be redeemed in a manner it deems appropriate and fair.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the notes to be redeemed. The notice of redemption will state, among other things, the amount of notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or the portions called for redemption.

No sinking fund is provided for the notes.

Repurchase upon Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will make an offer to each holder of notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased up to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes (in integral multiples of $1,000) properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent will promptly mail to each holder of notes properly tendered the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000 above that amount.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

Holders of the notes may not be able to require us to repurchase their notes in certain circumstances involving a significant change in the composition of our Board of Directors, including a proxy contest where our Board of Directors does not endorse the slate of directors nominated by the dissident shareholder but approves them as “Continuing Directors.” In this regard, a recent decision of the Delaware Chancery Court considered a change of control redemption provision of an indenture governing publicly traded debt securities that included a similar definition of “Continuing Directors.” In its decision, the court noted that a board of directors may “approve” a dissident shareholder’s nominees solely for purposes of such an indenture, provided that the board determines in good faith that the election of the dissident shareholder’s nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination).

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

The definitions of “Change of Control Repurchase Event” and “Change of Control,” along with the definitions of other terms used with initial capitalized letters in the definition of “Change of Control Repurchase Event” and “Change of Control,” are set forth below for your reference:

“Below Investment Grade Rating Event” means the notes are lowered to below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

(2)  the adoption by the holders of our voting stock of a plan relating to our liquidation or dissolution;

(3)  the first day during any period of 24 consecutive months on which a majority of the members of our Board of Directors are not Continuing Directors; or

(4)  the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock, measured by voting power rather than number of shares; provided that a merger shall not constitute a “change of control” under this definition if (i) the sole purpose of the merger is our reincorporation in another state and (ii) our shareholders and the number of shares of our Voting Stock, measured by voting power and number of shares, owned by each of them immediately before and immediately following such merger are identical.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors (1) who was a member of such Board of Directors on the date of the issuance of the notes; (2) who was nominated for election or elected to such Board of Directors with the approval of the individuals referred to in clause (1) above constituting at the time of such nomination or election at least a majority of the Board of Directors (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee recommended by the Continuing Directors for election as a director); or (3) whose nomination or election was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such nomination or election at least a majority of the Board of Directors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Covenants

The covenants in the senior indenture described under “Description of Debt Securities — Additional Terms Applicable to Senior Debt Securities” in the accompanying prospectus will apply to the notes.

Events of Default

The default provisions of the senior indenture described under “Description of Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus will apply to the notes.

Consolidation, Merger and Sales of Assets

The provisions of the senior indenture described under “Description of Debt Securities — Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” in the accompanying prospectus will apply to the notes.

Modification of Indenture

The modification and amendment provisions of the senior indenture described under “Description of Debt Securities — Modification of the Indentures” in the accompanying prospectus will apply to the notes.

Defeasance

The discharge, defeasance and covenant defeasance provisions of the senior indenture described under “Description of Debt Securities — Satisfaction and Discharge; Defeasance” in the accompanying prospectus will apply to the notes. These provisions shall not apply to the “Repurchase upon Change of Control Repurchase Event” provision described above after a Change of Control Repurchase Event occurs.

Governing Law

The senior indenture and the notes are governed by and will be construed under the laws of the State of New York.

Book-Entry System

The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Subject to any requirement of DTC to issue multiple certificates, one fully-registered security certificate will be issued for the notes, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org; the information contained on those websites is not incorporated into this prospectus supplement or the accompanying prospectus.

Purchases of notes under the DTC system must be made by or through Direct Participants, which receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (a “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, principal, interest and premium payments, if any, on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal, interest and premiums, if any, on the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If (1) DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, (2) we in our sole discretion determine not to have the notes represented by one or more global securities or (3) an event of default with respect to the notes has occurred and is continuing, we will issue individual notes in exchange for the global security or securities representing the notes. Individual notes will be issued in denominations of $1,000 and integral multiples thereof. See “Description of Debt Securities — Global Securities” in the accompanying prospectus.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee nor the underwriters, dealers or agents are responsible for the accuracy or completeness of this information.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are acting as representatives, have severally agreed to purchase, and the company has agreed to sell to them, severally, $       aggregate principal amount of notes, in the amounts set forth opposite their names below:

Principal Amount
Underwriter	of Notes

Citigroup Global Markets Inc.	$
Morgan Stanley & Co. Incorporated

Total	$

The underwriters, collectively, and the representatives are referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus if any such notes are taken.

The underwriters initially propose to offer part of the notes directly to the public at the public offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of     % of the principal amount of the notes. Any underwriter may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the notes to other dealers. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $    .

We have agreed that, without the prior written consent of the representatives, we will not, during the period beginning on the date of this prospectus supplement and continuing to and including the date of delivery of the notes offer, sell, contract to sell or otherwise dispose of any of our debt securities or warrants to purchase or otherwise acquire our debt securities substantially similar to the notes. The restrictions described in this paragraph do not apply to the sale of the notes to the underwriters and commercial paper issued in the ordinary course of business.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In order to facilitate the offering of the notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the representatives may over-allot in connection with the offering, creating a short position in the notes for their own account. In addition, to cover over-allotments or to stabilize the price of the notes, the representatives may bid for, and purchase, notes in the open market. The underwriters also may, subject to applicable laws and regulations, impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative of the underwriters has repurchased notes sold by or for the account of that underwriter in stabilizing or covering short transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

From time to time, certain of the underwriters and their affiliates have provided, and may provide, various financial advisory, investment banking, commercial banking or other services to us for which they have received, and will continue to receive, customary fees. Morgan Stanley & Co. Incorporated acted as our financial advisor in connection with our acquisition of the Tyco Electronics Wireless Systems business and our spin-off of Harris Stratex Networks, Inc.

As described under “Use of Proceeds,” we intend to use the net proceeds from this offering for repayment of a portion of the outstanding indebtedness under our commercial paper program recently incurred in connection with our acquisition of the Tyco Electronics Wireless Systems business. Several of the underwriters and their affiliated and associated persons are dealers in our commercial paper program or may otherwise receive proceeds from this offering if they hold such debt on or after the closing of this offering. Because it is possible that the underwriters or their affiliated or associated persons could receive more than 10% of the proceeds from this offering as repayment for such debt, the offering is made in compliance with the applicable provisions of FINRA Conduct Rule 5110(h)(1) and NASD Conduct Rule 2720.

LEGAL MATTERS

Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Holland & Knight LLP, Tampa, Florida. The underwriters are being represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the fiscal year ended June 27, 2008 (including the schedule appearing therein), as amended in our Current Report on Form 8-K filed on March 18, 2009, and the effectiveness of internal control over financial reporting as of June 27, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included in our Current Report on Form 8-K filed on March 18, 2009, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to our unaudited condensed consolidated interim financial information for the quarters ended September 26, 2008 and September 28, 2007, the two quarters ended January 2, 2009 and December 28, 2007, and the three quarters ended April 3, 2009 and March 28, 2008, incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated October 31, 2008, February 6, 2009 and May 8, 2009, included in our Quarterly Reports on Form 10-Q for the quarter ended September 26, 2008, the two quarters ended January 2, 2009 and the three quarters ended April 3, 2009, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS

Harris Corporation

Debt Securities, Preferred Stock, Common Stock,
Depositary Shares and Warrants

By this prospectus, we may offer from time to time securities, which may include:

•	debt securities

•	shares of preferred stock

•	shares of common stock

•	fractional interests in shares of preferred stock represented by depositary shares

•	warrants to purchase debt securities

•	warrants to purchase shares of preferred stock

•	warrants to purchase shares of common stock

When we decide to sell particular securities, we will provide you with the specific terms and the public offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. You should read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, carefully before you decide to invest.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “HRS.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves risks.  See “Risk Factors” on page 7 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 3, 2009.

You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or other offering material filed or provided by us. We have not authorized anyone to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or a prospectus supplement or any such other offering material is accurate as of any date other than the date on the front of this prospectus or such prospectus supplement or any such other offering material, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are then offering. Each prospectus supplement will also contain specific information about the terms of the offering it describes, including the specific amounts, prices and terms. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

In this prospectus, references to “company,” “we,” “us,” “our” and “Harris” refer to Harris Corporation and do not include any of its subsidiaries in the context of the issuer of securities. In other contexts, references to “company,” “we,” “us,” “our” and “Harris” may also include subsidiaries of Harris Corporation. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. References to “securities” refer collectively to the debt securities, preferred stock, common stock, depositary shares and warrants offered by this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

Some of the information that you may want to consider in deciding whether to invest in the securities is not included in this prospectus, but rather is “incorporated by reference” to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus is considered part of this prospectus, except for any information that is superseded, and contains important business and financial information.

We incorporate by reference the following documents which have been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended June 27, 2008, including portions of our Proxy Statement for our 2008 Annual Meeting of Shareholders to the extent specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 26, 2008, January 2, 2009 and April 3, 2009; and

•	our Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the SEC on August 28, 2008; September 16, 2008; October 29, 2008 (Date of Report: October 23, 2008); December 24, 2008; January 7, 2009, as amended by Form 8-K/A on February 4, 2009; March 2, 2009; March 18, 2009; March 31, 2009; April 22, 2009; May 14, 2009; May 29, 2009; and June 2, 2009.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated by reference in this prospectus. The information contained on our website (http://www.harris.com) is not incorporated into this prospectus or any accompanying prospectus supplement.

We will provide without charge to each person, including any beneficial owner of securities offered under this prospectus, to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You should direct any such requests to us at the following address:

Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919
Attention: Secretary

You may also request such documents by calling our Secretary at (321) 727-9100.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.

Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website (http://www.sec.gov). You may also read and copy any document we file with the SEC at its public reference room:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet website at http://www.harris.com. However, the information on our website is not part of this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act, that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed in or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new products, services or developments; future economic conditions, performance or outlook; the outcome of contingencies; the potential level of share repurchases; the value of our contract awards and programs; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on forward-looking statements, which reflect our management’s opinions only as of the date of this prospectus and are not guarantees of future performance or actual results. Forward-looking statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. We caution investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements.

The following are some factors we believe could cause our actual results to differ materially from expected or historical results:

•	We participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures.

•	We depend on the U.S. Government for a significant portion of our revenue, and the loss of this relationship or a shift in U.S. Government funding could have adverse consequences on our future business.

•	We depend significantly on our U.S. Government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund one or more of these contracts could have an adverse impact on our business.

•	We enter into fixed-price contracts that could subject us to losses in the event of cost overruns or a significant increase in inflation.

•	We derive a substantial portion of our revenue from international operations and are subject to the risks of doing business internationally, including fluctuations in currency exchange rates.

•	We may not be successful in obtaining the necessary export licenses to conduct certain operations abroad, and Congress or the Administration may prevent proposed sales to certain foreign governments.

•	Our future success will depend on our ability to develop new products and technologies that achieve market acceptance in our current and future markets.

•	We cannot predict the consequences of future geo-political events, but they may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability.

•	We have made, and may continue to make, strategic acquisitions that involve significant risks and uncertainties.

•	The inability of our subcontractors to perform, or our key suppliers to timely deliver our components or parts, could cause our products to be produced in an untimely or unsatisfactory manner.

•	Third parties have claimed in the past and may claim in the future that we are infringing directly or indirectly upon their intellectual property rights, and third parties may infringe upon our intellectual property rights.

•	The outcome of litigation or arbitration in which we are involved is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial position and results of operations.

•	We are subject to customer credit risk.

•	We face certain significant risk exposures and potential liabilities that may not be covered adequately by insurance or indemnity.

•	Changes in our effective tax rate may have an adverse effect on our results of operations.

•	We have significant operations in Florida, California and other locations that could be materially and adversely impacted in the event of a natural disaster or other significant disruption.

•	Changes in future business conditions could cause business investments and/or recorded goodwill to become impaired, resulting in substantial losses and write-downs that would reduce our results of operations.

•	In order to be successful, we must attract and retain key employees, and failure to do so could seriously harm us.

•	The effects of the recession in the United States and general downturn in the global economy, including financial market disruptions, could have an adverse impact on our business, operating results or financial position.

•	The risks described from time to time in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and other filings under the Exchange Act.

Additional risks and uncertainties not known to us or that we currently believe not to be material also may adversely impact our operations and financial position. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial position, cash flows and results of operations. The forward-looking statements represent our estimates and assumptions only on the date they were made and we disclaim any intention or obligation, other than imposed by law, to update or revise any forward-looking statements or to update the reasons actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this prospectus or, in the case of a document incorporated by reference, the date of that document. Forward-looking statements involve a number of risks or uncertainties including, but not limited to, the risks referred to under the heading “Risk Factors” on page 7 of this prospectus. All forward-looking statements are qualified by and should be read in conjunction with those risk factors.

ABOUT HARRIS

Harris Corporation, together with its subsidiaries, is an international communications and information technology company that applies a solutions approach to serving government and commercial markets in more than 150 countries. Our mission is to be the best-in-class global provider of mission critical assured communications® products, systems and services for global markets, including RF communications, government communications and broadcast communications.

Harris Corporation was incorporated in Delaware in 1926 as the successor to three companies founded in the 1890s. Our principal executive offices are located at 1025 West NASA Boulevard, Melbourne, Florida 32919, and our telephone number is (321) 727-9100. Our common stock is listed on the New York Stock Exchange under the symbol “HRS.”

We report our financial results in the following three business segments: (1) RF Communications, (2) Government Communications Systems and (3) Broadcast Communications. Our RF Communications segment is a global supplier of highly secure radio communications products and systems for defense and government operations; and performs advanced research, primarily for the U.S. Department of Defense and for international customers in government, defense and peacekeeping organizations in more than 100 countries; and supplies communications systems and equipment for public safety, utility and transportation markets, including advanced Internet Protocol voice and data networks and portable and mobile radios. Our Government Communications Systems segment designs, develops and supplies state-of-the-art communications and information networks and equipment; develops integrated intelligence, surveillance and reconnaissance solutions; develops, designs and supports information systems for image and other data collection, processing, analysis, interpretation, display, storage and retrieval; offers enterprise IT and communications engineering, operations and support services; and conducts advanced research studies, primarily for the U.S. Department of

Defense, a diversified group of other U.S. Government agencies, state government agencies and other aerospace and defense companies. Our Broadcast Communications segment serves the global digital and analog media markets, providing infrastructure and networking products and solutions, media and workflow solutions, and television and radio transmission equipment and systems.

On May 27, 2009, we completed the spin-off to our shareholders of all the shares of Harris Stratex Networks, Inc. common stock owned by Harris. Until May 27, 2009, Harris Stratex Networks, Inc., a provider of wireless network solutions, was our majority-owned subsidiary.

For the most part, each business segment has its own marketing, engineering, manufacturing and product service and maintenance organizations. We manufacture most of the finished products we sell.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A. “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended June 27, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2009, which are incorporated by reference in this prospectus, and which will be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is set forth below.

We compute the ratio of earnings to fixed charges by dividing (i) earnings (loss), which consist of net income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period and adjusted for undistributed earnings in equity investments, by (ii) fixed charges, which consist of interest expense, capitalized interest and the portion of rental expense under operating leases estimated to be representative of the interest factor.

Our fixed charges do not include any dividend requirements with respect to preferred stock because, as of the date of this prospectus and for the five preceding fiscal years and three fiscal quarters ended April 3, 2009, we have had no preferred stock outstanding.

	Three Quarters Ended		Year Ended
	April 3,		June 27,		June 29,		June 30,		July 1,		July 2,
	2009		2008		2007		2006		2005		2004

Ratio of earnings to fixed charges	9.45	x	10.03	x	13.69	x	9.15	x	10.04	x	7.22x

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by this prospectus for some or all of the following purposes:

•	repayment or refinancing of a portion of our existing short-term and long-term debt;

•	capital expenditures;

•	additional working capital;

•	acquisitions; and

•	other general corporate purposes.

Our management will retain broad discretion in the allocation of the net proceeds from the sale of these securities. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities or use the net proceeds to reduce our short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and is not complete. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of September 3, 2003, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. This indenture is referred to as the “senior indenture.” The subordinated debt securities will be issued under an indenture dated as of September 3, 2003 between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. This indenture is referred to as the “subordinated indenture.” The senior indenture and the subordinated indenture are together called the “indentures.”

The following is a summary of the most important provisions of the indentures. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of each indenture. Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part. Unless either the senior indenture or the subordinated indenture is specified, section references below are to the section in each indenture. The indentures are incorporated by reference. We encourage you to read our indentures because the applicable indenture and not this description sets forth your rights as a holder of our debt securities. In this section, unless otherwise indicated or the context otherwise requires, references to “Harris,” “we,” “us” or “our” refer solely to Harris Corporation and not its subsidiaries.

General Terms

Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as described below. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of our subsidiaries.

The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	the maturity date or dates or the method by which any such date shall be determined;

•	the interest rate or rates, or the method of determining those rates;

•	the places where payments may be made;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any deletions of, or changes or additions to, the events of default or covenants as they apply to the series;

•	whether the provisions of the indenture described under “ — Satisfaction and Discharge; Defeasance” will be applicable to the series of debt securities;

•	if other than U.S. dollars, the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	any conversion or exchange provisions; and

•	any other specific terms of the debt securities not inconsistent with the applicable indenture.

(Section 2.03)

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Unless we otherwise specify in the prospectus supplement, the debt securities will be registered debt securities denominated in U.S. dollars issued in denominations of $1,000 or an integral multiple of $1,000.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.

The designated security registrar in the United States for the senior debt securities and the subordinated debt securities is The Bank of New York Mellon Trust Company, N.A., located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256. The Bank of New York Mellon Trust Company, N.A. maintains an affiliate agency in the Borough of Manhattan, the City and State of New York, located at 101 Barclay Street, Floor 8W, New York, New York 10286.

In the event of any redemption in part of any series of debt securities, we will not be required to:

•	register the transfer of, or exchange, any debt securities of that series for a period of 15 days before the day of mailing of the relevant notice of redemption; or

•	register the transfer of, or exchange, any security selected for redemption, in whole or in part, except the unredeemed portion of any security being redeemed in part. (Section 2.08)

Payment and Paying Agent

We will make payments on the debt securities at the respective times and places and in the manner mentioned in the debt securities and in the applicable indenture. We will pay interest upon global securities by wire transfer of immediately available funds to the depository for those global securities. We will pay the interest on debt securities in definitive registered form, other than interest payable at maturity (or on the date of redemption if the debt security is redeemed by us before maturity), by check mailed to the address of the person entitled to payment as shown on the security register. We will pay principal and interest at maturity or upon redemption in immediately available funds against presentation and surrender of the debt security. With respect to a holder of $10 million or more in aggregate principal amount of debt securities in definitive registered form, however, that holder may receive payments of interest by wire transfer of immediately available funds upon written request to the applicable trustee or the paying agent as provided in the form of debt security. The applicable trustee will cancel all debt securities when and as paid. (Section 5.01)

If we issue debt securities in definitive registered form, we will at all times until the payment of the principal of those debt securities maintain an office or agency in the Borough of Manhattan, the City and State of New York, where a holder may present debt securities for transfer and exchange as provided in the applicable indenture, where a holder may present those debt securities for payment, and where a holder may serve notices or demands in respect of those debt securities or of the applicable indenture. If we at any time do not maintain such an office or agency, or fail to give notice to the applicable trustee of any change in the location of such office or agency, holders may make presentation and demand and may serve notice in respect of the debt securities or of the applicable indenture at the corporate trust office of the applicable trustee. In addition to such office or agency, we may from time to time designate one or more other offices or agencies where a holder may present the debt securities for any or all of the purposes specified above, and we may constitute and appoint one or more paying agents for the payment of those debt securities in one or more other cities, and may from time to time rescind those designations and appointments. No such designation, appointment or rescission, however, will in any manner relieve us of our obligation to maintain such office and agency in the Borough of Manhattan, when and for the purposes mentioned above. Subject to the provisions of the applicable indenture, the applicable trustee will not be liable or responsible for the application of any funds transmitted to or held by any paying agent (other than itself) for the purpose of paying debt securities. If funds transmitted to or held by any paying agent for such purpose are not applied to such purpose, we will furnish the applicable trustee or a paying agent with funds to be applied to the payment of debt securities equal to the funds not so applied by such other paying agent. (Section 5.02)

Subject to the requirements of applicable abandoned property laws, the trustee and paying agent shall pay to us any money held by them for payments on the debt securities that remain unclaimed for two years after the amount became due and payable. After payment to us, holders entitled to the money must look to us for payment as general creditors. In that case, all liability of the trustee or paying agent with respect to that money will cease. (Section 5.08)

Our paying agent in the United States for the senior debt securities and the subordinated debt securities is The Bank of New York Mellon Trust Company, N.A., located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256. The Bank of New York Mellon Trust Company, N.A. maintains an affiliate agency in the Borough of Manhattan, the City and State of New York, located at 101 Barclay Street, Floor 8W, New York, New York 10286.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. Unless we specify otherwise in the applicable prospectus supplement, the following terms will apply to global securities issued by us. The Depository Trust Company (or “DTC”), New York, New York, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Subject to any requirement of DTC to issue multiple certificates, one fully-registered security certificate will be issued for each issue of debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org; the information contained on those websites is not incorporated into this prospectus or any accompanying prospectus supplement.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which receive a credit for such debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (a “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus

Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, principal, interest and premium payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal, interest and premiums, if any, on the debt securities to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If (i) DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, (ii) we in our sole discretion determine not to have the debt securities represented by one or more global securities or (iii) an event of default with respect to the debt securities has occurred and is continuing, we will issue individual debt securities in exchange for the global security or securities representing the debt securities. Individual debt securities will be issued in denominations of $1,000 and integral multiples thereof.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee nor the underwriters, dealers or agents are responsible for the accuracy or completeness of this information.

Practical Implications of Holding Debt Securities in Street Name

Investors who hold debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities. Since we recognize as the holder the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, it is the responsibility of these intermediary banks, brokers and other financial institutions to pass along principal, interest and other payments on the debt securities, either because they agree to do so in their agreements with their customers, or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes additional fees or charges;

•	how it would handle voting and related issues if such issues were to arise;

•	how it would pursue or enforce rights under the debt securities if there were a default or other event triggering the need for direct holders to act to protect their interests; and

•	whether and how it would react on other matters which are important to persons who hold debt securities in “street name.”

Redemption

We may redeem some or all of the debt securities at our option subject to the terms and conditions described in the prospectus supplement relating to that series of debt securities. If a series of debt securities is subject to a sinking fund, the prospectus supplement will describe those terms. (Article Three)

If we elect to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair. (Section 3.02)

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the debt securities to be redeemed. The notice of redemption will state, among other things, the series of debt securities to be redeemed, the amount of debt securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of debt securities to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or the portions called for redemption. (Sections 3.02 and 3.03)

Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets

The indentures provide that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into any other person, or sell or transfer all or substantially all our properties and assets to any other person, unless:

•	the person formed by or resulting from any such consolidation or merger, or which has received the transfer of all or substantially all of our property and assets, will assume the due and punctual performance and observance of all of the covenants and conditions to be performed or observed by us under the applicable indenture; and

•	we, such person or such successor person, as the case may be, immediately after such consolidation, merger, sale or transfer, will not be in default in the performance of any covenant or condition under the applicable indenture.

In addition, the senior indenture provides that we may not engage in such a consolidation, merger, sale or transfer if, upon such transaction becoming effective, any of our property or assets would become or be subject to any mortgage or other lien (an “additional lien”), other than liens existing thereon prior thereto and certain liens permitted under the covenant described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture — Limitation on Liens,” unless (i) prior to such consolidation, merger, sale or transfer all of the outstanding debt securities under the senior indenture shall be directly secured (equally and ratably with any of our other indebtedness then entitled thereto) by a mortgage or other lien ranking prior to such additional lien, in form satisfactory to the trustee under the senior indenture, on all of our property and assets, and accretions thereto, which would, upon such consolidation, merger, sale or transfer, become subject to such additional lien, such mortgage or other lien securing the debt securities under the senior indenture to be effective for so long as such property and assets shall remain subject to such additional lien, or (ii) we make effective provision whereby all debt securities under the senior indenture outstanding immediately after such consolidation, merger, sale or transfer will be secured directly by a mortgage or other lien in a form satisfactory to the trustee under the senior indenture equally and ratably with (or prior to) any and all obligations, indebtedness and claims secured by such additional lien, upon our property and assets (or the property and assets of the person resulting from or surviving such consolidation or merger, if not us, or the person to which such sale or transfer shall have been made, as the case may be) as are subject to such additional lien, such mortgage or other lien securing the debt securities to be effective for so long as such property and assets shall remain subject to such additional lien. (Section 12.01)

In the event of any such sale or transfer (other than a transfer by way of lease), we, or any successor person that has become a successor person in the manner described in the applicable indenture and assumes our obligations under the indenture and subsequently consummates a permitted sale or transfer (other than a transfer by way of lease), will be discharged from all obligations and covenants under the indenture and the debt securities. (Section 12.02)

Events of Default, Notice and Waiver

Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

•	we fail to pay interest on any debt securities of the series for a period of 30 days after payment is due;

•	we fail to pay the principal of, or any premium on, any debt securities of that series when due;

•	we fail to comply with any other agreements contained in the debt securities of that series or the applicable indenture for 90 days after being given notice from the trustee or after notice has been given to us and the trustee from the holders of 25% of the outstanding debt securities of such series;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	we default under any mortgage, indenture or instrument related to any of our indebtedness (other than debt securities of the series) which default either (i) is caused by a failure to pay when due any principal of such indebtedness the principal amount of which, together with the principal amount of any other such indebtedness under which there is a payment default, aggregates $50 million or more within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or (ii) results in such indebtedness aggregating $50 million or more becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such payment default is not cured or such acceleration is not rescinded or annulled within 10 days after written notice to us by the applicable trustee or to us and the applicable trustee by holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding.

(Section 7.01)

A prospectus supplement may describe whether we have entered into a supplemental indenture that will omit, modify or add to the foregoing events of default.

An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities. (Section 7.01)

Each indenture requires the trustee under that indenture to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived under that indenture. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default. (Section 7.07)

Each indenture provides that if an event of default for any series of debt securities other than an event of default relating to bankruptcy, insolvency or reorganization occurs and is continuing, either the trustee under that indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under that indenture by notice in writing to us (and to the trustee if given by the holders) may declare the principal amount plus accrued and unpaid interest, if any, of the debt securities of such series to be due and payable immediately; provided, however, that after such acceleration but before a judgment or decree based on the event of default is obtained, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding, under certain circumstances, may rescind such acceleration if all events of default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in the applicable indenture. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, if any, on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder of those debt securities. The same provisions regarding rescission of an acceleration apply to events of default relating to events of bankruptcy, insolvency and reorganization. (Section 7.01)

A holder of debt securities of any series may pursue a remedy under the applicable indenture only if:

•	the holder gives the applicable trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of that series then outstanding make a written request to the trustee to pursue the remedy;

•	such holder offers to the trustee indemnity reasonably satisfactory to the trustee;

•	the trustee does not comply with the request within 60 days after receipt of the notice, request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of that series then outstanding do not give the trustee a direction inconsistent with the request.

This provision, however, does not affect the right of a holder of debt securities to sue for enforcement of payment of the principal of or interest on the holder’s debt securities on or after the respective due dates expressed in its debt security. (Section 7.04)

The trustee will be entitled under each indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to perform any duty or exercise any right or power under the indenture at the direction of the holders of the debt securities or that requires the trustee to expend or risk its own funds or otherwise incur any financial liability. Each indenture also provides that a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series. The trustee, however, may refuse to follow any such direction that conflicts with law or the applicable indenture, or that the trustee determines in good faith is unduly prejudicial to the rights of other holders or would involve the trustee in personal liability. (Sections 7.04 and 7.06)

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 5.13)

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification of the Indentures

Together with the trustee, we may modify the indentures without the consent of the holders for one or more of the following purposes:

•	to transfer or pledge to the applicable trustee any property or assets as security for the debt securities of one or more series or add any guarantee in respect of the debt securities of one or more series;

•	to evidence the succession of another corporation to our company, or successive successions, and the assumptions by the successor corporation of our obligations under the applicable indenture with respect to any consolidation, merger or sale transaction related to that succession that is permitted under the applicable indenture;

•	to add to our covenants contained in the applicable indenture for the benefit of the holders of the debt securities, or to surrender any right or power reserved to or conferred upon us in the applicable indenture;

•	to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the applicable indenture or in any supplemental indenture, but only if that action does not adversely affect the interests of the holders of the debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•	to evidence the appointment of, and provide for the acceptance of appointment under the applicable indenture, of a successor trustee with respect to the debt securities of one or more series, and to add to or change any of the provisions of the applicable indenture to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indentures or any supplemental indenture under the Trust Indenture Act of 1939, which we refer to in this prospectus as the “Trust Indenture Act”; provided that such modification or amendment does not materially and adversely affect the interests of the holders of the debt securities;

•	to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

•	to make such provisions with respect to matters or questions arising under the applicable indenture as may be necessary or desirable and not inconsistent with that indenture, but only if those other provisions do not adversely affect the interest of the holders of the debt securities; and

•	with respect to the subordinated indenture only, to make any change that would limit or terminate the rights of any holder of senior indebtedness under the subordination provisions (subject to any required approval of the holders of such senior indebtedness).

(Section 11.01)

Together with the trustee, we may also make modifications and amendments to each indenture with respect to a series of debt securities with the consent of the holders of a majority in principal amount of the outstanding debt securities of that series (including consents obtained in connection with a tender offer or exchange offer for the debt securities of that series). However, without the consent of each affected holder, no modification may:

•	extend the fixed maturity of any debt security;

•	reduce the principal, premium (if any) or rate of interest on any debt security or the principal amount due upon acceleration of maturity upon an event of default;

•	extend the time of payment of interest on any debt security;

•	make any debt security payable in money other than that stated in that debt security;

•	change the time at which any debt security may or must be redeemed;

•	reduce the amount of the principal of an original issue discount debt security that would be due and payable upon an acceleration of the maturity thereof under Section 7.01 of the applicable indenture or the amount thereof provable in bankruptcy under Section 7.02 of the applicable indenture;

•	impair or affect the right to enforce any payment after the stated maturity or redemption date of the applicable debt security;

•	waive a default or event of default regarding any payment on the applicable debt securities or, if the applicable debt securities provide therefor, waive any right of repayment at the option of the holder of those debt securities;

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture; or

•	with respect to the subordinated indenture only, make any change to the subordination provisions that adversely affects the rights of any holder.

(Section 11.02)

In addition, the subordination provisions of the subordinated indenture cannot be modified to the detriment of any of our senior indebtedness without the consent of the holders of such senior indebtedness. (Sections 11.01 and 11.02 of the Subordinated Indenture)

Satisfaction and Discharge; Defeasance

The indentures will cease to be of further effect with respect to debt securities of any series, except as may otherwise be provided in the applicable indenture or an appropriate prospectus supplement, if we have delivered to the trustee for cancellation all authenticated debt securities of that series (other than destroyed, lost or stolen debt securities and debt securities for whose payment trust funds have been segregated and held in trust as provided in the applicable indenture), paid or caused to be paid all other sums payable under the applicable indenture with respect to those debt securities and have delivered to the trustee an Officers’

Certificate and Opinion of Counsel (each as defined in the indentures) stating that the preceding two conditions have been satisfied. (Section 4.02)

In addition, at any time, we may terminate:

•	our obligations described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture” with respect to any series of senior debt securities;

•	the requirements described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” with respect to additional liens relating to outstanding senior debt securities of a series; and

•	any other restrictive covenants applicable to outstanding debt securities of a series to the extent described in a prospectus supplement,

if we irrevocably deposit with the trustee as trust funds, cash or U.S. Government securities, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and the interest on the debt securities of that series and all other sums payable by us under the applicable indenture in connection with those debt securities. This type of a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel stating that holders of the debt securities of such series (i) will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and discharge, and (ii) will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred. If we exercise our covenant defeasance option, payment of any series of debt securities may not be accelerated because of an event of default specified in the third “bullet point” under “— Events of Default, Notice and Waiver” with respect to the covenants described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture” or any other covenant identified in the applicable prospectus supplement or our failure to comply with the requirements described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” with respect to additional liens. (Article Four)

Meetings

The indentures contain provisions for convening meetings of the holders of debt securities of a series. (Article Ten)

A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 20% in principal amount of the outstanding debt securities of the series. In each case, notice will be given to the holders of debt securities of the series, but a meeting without notice will be valid if the holders of all debt securities of the series are present in person or by proxy and if we and the trustee are present or waive notice. (Sections 10.02 and 10.03)

Replacement of Securities

We will replace debt securities that have been mutilated, but you will have to pay for the replacement, and you will first have to surrender the mutilated debt security to the security registrar. Debt securities that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft which we and the security registrar are willing to accept. In the case of a destroyed, lost or stolen debt security, we may also require you, as the holder of the debt security, to indemnify the security registrar and us before we issue any replacement debt security. (Section 2.09)

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof. (Section 13.10)

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture. An affiliate of The Bank of New York Mellon Trust Company, N.A., is a lender under our existing credit facilities.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Additional Terms Applicable to Senior Debt Securities

The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.

Covenants in the Senior Indenture

Limitation on Liens.  Except as set forth below, so long as any debt securities are outstanding, we will not at any time, directly or indirectly, create, incur, assume or suffer to exist, and we will not suffer or permit any Restricted Subsidiary (as defined below) to create, incur, assume or suffer to exist, except in favor of us or another Restricted Subsidiary, any mortgage, pledge or other lien or encumbrance of or upon any Principal Property (as defined below) or any shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the senior indenture or thereafter acquired, or of or upon any income or profits therefrom, if after giving effect thereto (but not to any mortgages, pledges, liens or encumbrances described in clauses (1) through (10) below) the aggregate principal amount of indebtedness secured by mortgages, pledges, liens or other encumbrances upon our property and the property of our Restricted Subsidiaries shall be in excess of 5% of Consolidated Net Worth (as defined below), without making effective provision (and we agree that in any such case we will make or cause to be made effective provision) whereby all debt securities then outstanding will be secured by such mortgage, pledge, lien or encumbrance equally and ratably with (or prior to) any and all obligations, indebtedness or claims secured by such mortgage, pledge, lien or encumbrance, so long as any such other obligations, indebtedness or claims shall be so secured.

Nothing in the immediately preceding paragraph shall be construed to prevent us or any Restricted Subsidiary, without so securing the debt securities, from creating, assuming or suffering to exist the following mortgages, pledges, liens or encumbrances:

(1) the following mortgages and liens in connection with the acquisition of property after the date of the senior indenture: (A) (i) any purchase money mortgage or other purchase money lien on any Principal Property acquired after the date of the senior indenture, including conditional sales and other title retention agreements; (ii) any mortgage or other lien on property acquired, constructed or improved after the date of the senior indenture created as security for moneys borrowed (at the time of or within 120 days after the purchase, construction or improvement of such property) to provide funds for the purchase, construction or improvement of such property; or (iii) any mortgage or other lien on any property acquired after the date of the senior indenture that exists at the time of the acquisition thereof and that was not created in connection with or in contemplation of such acquisition; provided in each case that (x) such mortgage or other lien is limited to such acquired property (and accretions thereto) or, in the case of construction or improvements, any theretofore unimproved real property, and (y) the aggregate amount of the obligations, indebtedness or claims secured by such mortgage or other lien does not exceed the cost to us or such Restricted Subsidiary of such acquired property or the value thereof at the time of acquisition, as determined by our Board of Directors, whichever is lower; (B) any mortgage or other lien created in connection with the refunding, renewal or extension of any obligations, indebtedness or claims secured by a mortgage or lien described in clause (A) that is limited to the same property; provided that the aggregate amount of the obligations, indebtedness or claims secured by such refunding, renewal or extended mortgage or other lien does not exceed the aggregate amount thereof secured by the mortgage or other lien so refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension; or (C) any mortgage or other lien to which property acquired after the date of the senior indenture shall be subject at the time of acquisition, if the payment of the indebtedness secured thereby or interest thereon will not become, by assumption or otherwise, a personal obligation of us or a Restricted Subsidiary;

(2) mechanics’, materialmen’s, carriers’ or other similar liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts for the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;

(3) any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable us or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workers’ compensation, unemployment insurance, old age pensions, social security or similar matters;

(4) the liens of taxes or assessments not at the time due, or the liens of taxes or assessments already due but the validity of which is being contested in good faith and against which adequate reserves have been established;

(5) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

(6) easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;

(7) leases and landlords’ liens on fixtures and movable property located on premises leased in the ordinary course of business, so long as the rent secured thereby is not in default;

(8) liens, pledges or deposits made in connection with contracts with or made at the request of any government or any department or agency thereof or made with any prime contractor or subcontractor of any tier in connection with the furnishing of services or property to any government or any department or agency thereof (“Government Contracts”) insofar as such liens, pledges or deposits relate to property manufactured, installed, constructed, acquired or to be supplied by, or property furnished to, us or a Restricted Subsidiary pursuant to, or to enable the performance of, such Government Contracts, or property the manufacture, installation, construction or acquisition of which any government or any department or agency thereof finances or guarantees the financing of, pursuant to, or to enable the performance of, such Government Contracts; or deposits or liens, made pursuant to such Government Contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such Government Contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such Government Contracts; or the assignment or pledge to any person, firm or corporation, to the extent permitted by law, of the right, title and interest of us or a Restricted Subsidiary in and to any Government Contract, or in and to any payments due or to become due thereunder, to secure indebtedness incurred and owing to such person, firm or corporation for funds or other property supplied, constructed or installed for or in connection with the performance by us or such Restricted Subsidiary of our or its obligations under such Government Contract;

(9) any mortgage or other lien securing indebtedness of a corporation that is our successor to the extent permitted by the covenant described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets,” or securing indebtedness of a Restricted Subsidiary outstanding at the time it became a subsidiary (provided that such mortgage or other lien was not created in connection with or in contemplation of the acquisition of such Restricted Subsidiary), and any mortgage or other lien created in connection with the refunding, renewal or extension of such indebtedness that is limited to the same property, provided that the amount of the indebtedness secured by such refunding, renewal or extended mortgage or other lien does not exceed the amount of indebtedness secured by the mortgage or other lien to be refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension; and

(10) any mortgage or other lien in favor of the U.S. or any state thereof, or political subdivision of the U.S. or any state thereof, or any department, agency or instrumentality of the U.S. or any state thereof or any such political subdivision, to secure indebtedness incurred for the purpose of financing the acquisition, construction or improvement of all or any part of the property subject to such mortgage or other lien, and any mortgage or other lien created in connection with the refunding, renewal or extension of such indebtedness that is limited to the same property, provided that the amount of the indebtedness secured by such refunding, renewal or extended mortgage or other lien does not exceed the amount of indebtedness secured by the mortgage or other lien to be refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension.

(Section 5.11 of the Senior Indenture)

Limitation on Sale and Leaseback Transactions.  So long as debt securities of any series are outstanding, we will not, and we will not permit any Restricted Subsidiary to, sell or transfer (other than to us or a wholly-owned Restricted Subsidiary) any Principal Property, whether owned at the date of the senior indenture or thereafter acquired, which has been in full operation for more than 120 days prior to such sale or transfer, with the intention of entering into a lease of such Principal Property (except for a lease for a term, including any renewal thereof, of not more than three years), if after giving effect thereto the Attributable Debt (as defined below) in respect of all such sale and leaseback transactions involving Principal Properties shall be in excess of 5% of Consolidated Net Worth.

Notwithstanding the foregoing, we or any Restricted Subsidiary may sell any Principal Property and lease it back if the net proceeds of such sale are at least equal to the fair value of such property as determined by our Board of Directors and, within 120 days of such sale,

•	we redeem (if permitted by the terms of the outstanding senior debt securities), at the principal amount thereof together with accrued interest to the date fixed for redemption, such outstanding senior debt securities in an aggregate principal amount equal to such net proceeds;

•	we repay or a Restricted Subsidiary repays other Funded Debt (as defined below) in an aggregate principal amount equal to such net proceeds;

•	we deliver to the trustee, for cancellation, outstanding senior debt securities uncancelled and in transferable form, in an aggregate principal amount equal to such net proceeds; or

•	we apply such net proceeds to the purchase of properties, facilities or equipment to be used for general operating purposes.

(Section 5.10 of the Senior Indenture)

We think it is also important for you to note that the holders of a majority in principal amount of each series of outstanding senior debt securities may waive compliance with each of the above covenants with respect to that series.

Certain Defined Terms

The following terms are defined in the senior indenture:

“Attributable Debt” means, when used with respect to any sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in the term of the lease) of the lessee’s obligation for “net rental payments” during the remaining term of the lease (including any period the lease has been, or may, at the option of the lessor, be extended). The term “net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid during such period by the lessee under such lease, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Consolidated Net Worth” means our stockholders’ equity and that of our consolidated subsidiaries, as shown on our audited consolidated balance sheet in our latest annual report to our stockholders.

“Funded Debt” means all indebtedness issued, incurred, assumed or guaranteed by us or one of our Restricted Subsidiaries, or for the payment of which we or one of our Restricted Subsidiaries is otherwise primarily or secondarily liable, maturing by its terms more than one year from its date of creation or renewable or refundable at the option of the obligor to a date more than one year from its date of creation.

“Principal Property” means any manufacturing plant located within the U.S. (other than its territories or possessions) and owned or leased by us or any Subsidiary, except any such plant that, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our Subsidiaries, taken as a whole.

“Restricted Subsidiary” means any of our Subsidiaries that owns or leases a Principal Property. As noted above, the definition of Principal Property does not include foreign facilities.

“Subsidiary” means any corporation of which we, or we and one or more Subsidiaries, directly or indirectly own at the time (i) more than 50% of the outstanding capital stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power in the election of members of the board of directors, managers or trustees of such corporation, and (ii) securities having at such time voting power to elect at least a majority of the members of the board of directors, managers or trustees of such corporation.

Additional Terms Applicable to Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness. (Section 14.01 of the Subordinated Indenture)

The term “senior indebtedness” is defined as:

•	any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later; and

•	accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding) in respect of (a) our indebtedness for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

unless the instrument creating or evidencing these obligations provides that these obligations are not senior or prior in right of payment to the subordinated debt securities; provided, however, that “senior indebtedness” will not include:

•	any of our obligations to our subsidiaries;

•	any liability for Federal, state, local or other taxes owed or owing by us;

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees of these obligations or instruments evidencing such liabilities);

•	any of our indebtedness (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other of our indebtedness or other obligations; or

•	the subordinated debt securities.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid in full in cash when due; or

•	the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee. (Section 14.03 of the Subordinated Indenture)

The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a “payment blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that payment blockage notice (a “payment blockage period”). The payment blockage period will end earlier if such payment blockage period is terminated: (i) by written notice to the trustee and us from the person or persons who gave such payment blockage notice; (ii) because the default giving rise to such payment blockage notice is cured, waived or otherwise no longer continuing; or (iii) because such senior indebtedness has been discharged or repaid in full in cash. Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days. (Section 14.03 of the Subordinated Indenture)

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property:

•	the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and

•	until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that holders of subordinated debt securities may receive certain capital stock and subordinated debt securities). (Section 14.02 of the Subordinated Indenture)

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 14.05 of the Subordinated Indenture)

After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness. (Section 14.06 of the Subordinated Indenture)

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. Furthermore, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under “— Satisfaction and Discharge; Defeasance.”

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of Harris or another issuer or property or cash on the terms and subject to the conditions described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We have summarized some of the terms and provisions of our capital stock in this section. The summary is not complete and is qualified in its entirety by reference to each of the items identified below. You should read our Restated Certificate of Incorporation, our By-laws and the certificate of designation relating to any particular series of preferred stock before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents and not this description set forth the terms of our capital stock.

Authorized Capital Stock

Under our Restated Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 501,000,000, of which 1,000,000 are shares of preferred stock, without par value, and 500,000,000 are shares of common stock, par value $1.00 per share. As of May 29, 2009, there were 132,401,119 shares of common stock issued and outstanding. As of May 29, 2009, 5,942,752 shares of common stock have been reserved for issuance under outstanding stock options. No shares of preferred stock have been issued. We describe the preferred stock under the heading “Preferred Stock” below.

Common Stock

Voting.  The holders of shares of our common stock are entitled to one vote for each share on all matters voted on by our stockholders, and the holders of such shares possess all voting power, except as described below under the headings “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws and Delaware General Corporation Law — Provisions of Our Restated Certificate of Incorporation Related to Business Combinations” and “— Anti-Greenmail Provisions of Our Restated Certificate of Incorporation,” and except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock. There are no cumulative voting rights, except as described below under the heading “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws and Delaware General Corporation Law — Provisions of Our Restated Certificate of Incorporation While There is a 40% Shareholder.” Accordingly, the holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors.

Dividends and Distributions.  Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our Board of Directors, the holders of shares of our common stock will be entitled to such dividends as may be declared from time to time by our Board of Directors from funds available therefor, and upon liquidation will be entitled to receive on a pro rata basis all of our assets available for distribution to such holders.

Preferred Stock

Our Board of Directors is authorized without further stockholder approval (except as may be required by applicable law or New York Stock Exchange regulations) to provide for the issuance of shares of preferred stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by our Board of Directors providing for the issuance of such series and as are permitted by the Delaware General Corporation Law. See “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws and Delaware General Corporation Law — Preferred Stock.” If our Board of Directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of any such series of preferred stock.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for a description of the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material Federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

The preferred stock of each series will rank senior to the common stock in priority of payment of dividends, and in the distribution of assets in the event of any liquidation, dissolution or winding up of our affairs, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled.

Upon issuance, the shares of preferred stock will be fully paid and non-assessable, which means that their holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

No Preemptive Rights

No holder of any of our stock of any class authorized has any preemptive right to subscribe for any of our securities of any kind or class.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is BNY Mellon Shareowner Services.

Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws and Delaware General Corporation Law

General

Our Restated Certificate of Incorporation, our By-laws and the Delaware General Corporation Law contain certain provisions that could delay or make more difficult an acquisition of control of us that is not approved by our Board of Directors, whether by means of a tender offer, open-market purchases, a proxy contest or otherwise. These provisions have been implemented to enable us to conduct our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our Board of Directors to be in the best interests of us and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of us, although such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions also may have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors. Set forth below is a description of the provisions contained in our Restated Certificate of Incorporation, our By-laws and the Delaware General Corporation Law that could impede or delay an acquisition of control of us that our Board of Directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our Restated Certificate of Incorporation and our By-laws, as well as the Delaware General Corporation Law.

Classified Board of Directors; Phased-In Declassification

Until our Restated Certificate of Incorporation was amended on October 28, 2008 following our 2008 annual meeting of stockholders, our Board of Directors was divided into three classes, each elected for staggered terms of three years. Commencing with the class of directors standing for election at the 2009 annual meeting of stockholders, directors will stand for election for one year terms, expiring at the next succeeding annual meeting of stockholders. The directors who were elected at our 2008 annual meeting, whose term will expire in 2011, and the class of directors whose term is due to expire in 2010 will continue to hold office until the end of the terms for which they are elected and will stand for election for one year terms thereafter. Commencing in 2011, all directors will be elected on an annual basis. In all cases, each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. Until our 2010 annual meeting of stockholders, this provision could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our Board of Directors until the second annual stockholders’ meeting following the date on which the acquiror obtains the controlling stock interest, and it could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of us, in both cases increasing the likelihood that incumbent directors will retain their positions.

Number of Directors; Removal; Filling of Vacancies

Our Restated Certificate of Incorporation and By-laws provide that the number of directors shall not be fewer than eight or more than 13, the exact number to be fixed by resolution of our Board of Directors from time to time. Directors may be removed by stockholders only for cause. Following the 2009 annual meeting of stockholders, directors may be removed by stockholders with or without cause, except that any director in office at the 2009 annual meeting of stockholders whose term expires at the annual meeting of stockholders in 2010 or 2011 may be removed only for cause.

Our Restated Certificate of Incorporation and By-laws provide that vacancies on the Board of Directors may be filled only by a majority vote of the remaining directors or by the sole remaining director.

Stockholder Action

Our Restated Certificate of Incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders. Therefore, stockholders may not act by written consent. Our By-laws provide that special meetings of stockholders may be called only by our Board of Directors, Chairman of the Board, Chief Executive Officer or a majority of the full Board of Directors acting without a meeting.

Advance Notice for Stockholder Proposals or Nominations at Meetings

Our By-laws establish an advance notice procedure for stockholder proposals to be brought before any annual or special meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, including Rule 14a-8 under the Exchange Act, only such business may be conducted at an annual meeting of stockholders as has been:

•	specified in the notice of the annual meeting given by, or at the direction of, our Board of Directors;

•	brought before the meeting by, or at the direction of, our Board of Directors; or

•	brought before the meeting by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting, where such stockholder is a stockholder of record on the date the notice is delivered to our Secretary, is entitled to vote at the meeting on such business and complies with the advance notice procedure of our By-laws.

With respect to a special meeting of the stockholders, only such business may be conducted at the meeting as has been specified in the notice of such special meeting. The person presiding at such annual or special meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected will be eligible for election as a director.

To be timely, notice of nominations or other business to be brought before any annual meeting must be delivered to our Secretary not fewer than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, such advance notice shall be given by the later of:

•	the close of business on the date 90 days prior to the date of the annual meeting; or

•	the close of business on the tenth day following the date that the annual meeting date is first publicly announced or disclosed.

If we call a special meeting of stockholders for the purpose of electing directors, notice of nominations must be delivered to our Secretary not later than the close of business on the tenth day following the date that the special meeting date and either the names of nominees or the number of directors to be elected is first publicly announced or disclosed.

Any stockholder who gives notice of any nomination of directors or other proposal must provide the following information:

•	whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from any other person with respect to the investment by the stockholder or such beneficial holder of our stock or the matter the notice relates to, and the details thereof, including the name of such other person (the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are referred to as “Interested Persons”);

•	the name and address of all Interested Persons;

•	a complete description of all of our or our subsidiaries’ equity securities and debt instruments, whether held in the form of loans or capital market instruments, beneficially owned by all Interested Persons;

•	whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the six months preceding the date of delivery of the notice by or for the benefit of any Interested Person with respect to us or our subsidiaries, or any of our or our subsidiaries’ respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in our or our subsidiaries’ credit ratings or any of our or our subsidiaries’ respective securities or debt instruments (or, more generally, changes in our or our subsidiaries’ perceived creditworthiness), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof; and

•	a representation that the stockholder is a holder of record of our stock that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the notice.

Any notice relating to the nomination of directors must also contain:

•	the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC;

•	each nominee’s signed consent to serve as a director if elected; and

•	information as to whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K.

Any notice with respect to a matter other than the nomination of directors must contain:

•	the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders; and

•	a brief written statement of the reasons the stockholder favors the proposal.

Amendments to By-laws

Our By-laws provide that our Board of Directors or the holders of a majority of the shares of our capital stock entitled to vote at an annual or special meeting of stockholders have the power to amend, alter, change or repeal our By-laws.

Amendment of the Restated Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our Restated Certificate of Incorporation requires approval by the affirmative vote of a majority of the voting power of all of the shares of our capital stock entitled to vote on such matters, with the exception of certain provisions of our Restated Certificate of Incorporation that require a vote of 80% or more of such voting power.

Provisions of Our Restated Certificate of Incorporation Related to Business Combinations

Our Restated Certificate of Incorporation provides that, in addition to any affirmative vote required by law or any other provision of our Restated Certificate of Incorporation, “business combinations” (generally defined as mergers, consolidations, sales of substantially all assets, issuances or transfers of securities with a fair market value of more than $1.0 million, and other significant transactions) involving us or any of our subsidiaries and involving or proposed by an “interested stockholder” (generally defined for purposes of these provisions as a person who beneficially owns more than 10% of our outstanding voting capital stock, or is an affiliate of ours and who within the prior two years was such a 10% beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested stockholder within the prior two years) or an affiliate of an interested stockholder require the approval of at least 80% of our then outstanding capital stock, voting as a class, provided that business combinations approved by our continuing directors (as defined in our Restated Certificate of Incorporation) or satisfying certain “fair price” and procedure provisions (generally requiring that stockholders receive consideration at least equal to the highest price paid by the interested stockholder for shares of our common stock within the prior two years) are not subject to this 80% vote requirement. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80% of our then outstanding capital stock, voting as a single class.

Anti-Greenmail Provisions of Our Restated Certificate of Incorporation

Our Restated Certificate of Incorporation provides that any purchase by us of shares of our voting capital stock from an “interested shareholder” (generally defined for purposes of these provisions as a person who beneficially owns more than 5% of our outstanding voting capital stock, or a person who is an affiliate of ours and who within the prior two years was such a 5% beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested shareholder within the prior two years) at a price higher than the market price at the time, other than pursuant to an offer to the holders of all outstanding shares of the class, requires the approval of the percentage of our then outstanding voting capital stock at least equal to the sum of the percentage held by the interested shareholder plus a majority of the remaining shares, voting as a single class. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80% of our then outstanding capital stock, voting as a single class.

Provisions of Our Restated Certificate of Incorporation While There is a 40% Shareholder

Our Restated Certificate of Incorporation provides that in any election of directors on or after the date on which any “40% shareholder” (generally defined for purposes of these provisions as a person who beneficially owns more than 40% of our outstanding voting capital stock, or a person who is an affiliate of ours and who within the prior two years was such a 40% beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested shareholder within the prior two years) becomes a 40% shareholder, and until such time as no 40% shareholder any longer exists, there shall be cumulative voting for the election of directors so that any holder of our voting capital stock will be entitled to as many votes as shall equal the number of directors to be elected multiplied by the number of votes to which the holder would otherwise be entitled and such holder may cast all of such votes for a single director, or distribute such votes among as many candidates as such holder sees fit. In any such election of directors, one or more candidates may be nominated by a majority of our disinterested directors. With respect to any person so nominated, or nominated by a holder of our voting capital stock holding shares of our voting capital stock with a market price of at least $100,000, we are required to include certain information with respect to such nominees (generally on equal terms with other nominees of our Board of Directors and management) in our proxy statement or other materials with respect to the election of directors. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80% of our then outstanding capital stock, voting as a single class.

Preferred Stock

Our Restated Certificate of Incorporation authorizes our Board of Directors to issue one or more series of preferred stock by resolution and to determine, with respect to any series of preferred stock, the terms and rights of such series. We believe that the availability of preferred stock provides us with increased flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs that might arise. Having such authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as the authorized shares of our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which our securities may be listed. Although our Board of Directors has no intention at the present time of doing so, it does have the power (subject to applicable law) to issue a series of preferred stock that, depending on the terms of such series, could impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, such series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction.

Delaware General Corporation Law

Under Section 203 of the Delaware General Corporation Law (“Section 203”), certain “business combinations” (generally defined to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions that increase the interested stockholder’s percentage ownership of stock) between a publicly held Delaware corporation and an “interested stockholder” (generally defined as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock or their affiliates) are prohibited for a three-year period following the date that such stockholder became an interested stockholder. This three-year waiting period does not apply when:

•	the corporation has elected in its certificate of incorporation not to be governed by Section 203;

•	either the business combination or the proposed acquisition of stock resulting in the person becoming an interested stockholder was approved by the corporation’s board of directors before the other party to the business combination became an interested stockholder;

•	upon consummation of the transaction that made such person an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by officers who are also directors or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or

•	the business combination was approved by the corporation’s board of directors and also was ratified by two-thirds of the voting stock that the interested stockholder did not own.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction that results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders otherwise may deem to be in their best interests.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us, having its principal office in the United States of America and must have a combined capital and surplus of at least $50 million. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.

Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Restated Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving notice from us and not fewer than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After any such withdrawal, these holders of preferred stock will not be entitled to deposit the shares of preferred stock under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Conversion or Exchange of Preferred Stock

If the prospectus supplement relating to depositary shares provides that the deposited preferred stock is convertible into or exchangeable for our capital stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of our capital stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding.

The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $50 million.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50 million, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the aggregate number of warrants outstanding;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities issued with the warrants and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	the identity of the warrant agent;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we believe is important about the warrants.

Common Stock or Preferred Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase shares of common stock or preferred stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the aggregate number of warrants outstanding;

•	the shares of common stock or the designation and terms of the preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities issued with the warrants and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we believe is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our debt securities or shares of our common stock or preferred stock, the holder will not have any rights as a holder of our debt securities or shares of our common stock or preferred stock, as the case may be, by virtue of ownership of warrants.

PLAN OF DISTRIBUTION

We may offer and sell these securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed; and

•	any other information we believe is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that: (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us in the ordinary course of business.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment transactions, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;

•	stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

•	penalty bids permit the underwriters to reclaim a selling concession from a broker-dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Our common stock is quoted on the New York Stock Exchange under the symbol “HRS.” The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of these securities will be passed upon for us by our outside counsel, Holland & Knight LLP, Tampa, Florida. Unless otherwise disclosed in the applicable prospectus supplement, certain matters will be passed upon for any underwriters, dealers or agents, if any, by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the fiscal year ended June 27, 2008 (including the schedule appearing therein), as amended in our Current Report on Form 8-K filed on March 18, 2009, and the effectiveness of our internal control over financial reporting as of June 27, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included in our Current Report on Form 8-K filed on March 18, 2009, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to our unaudited condensed consolidated interim financial information for the quarters ended September 26, 2008 and September 28, 2007, the two quarters ended January 2, 2009 and December 28, 2007, and the three quarters ended April 3, 2009 and March 28, 2008, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated October 31, 2008, February 6, 2009 and May 8, 2009, included in our Quarterly Reports on Form 10-Q for the quarter ended September 26, 2008, two quarters ended January 2, 2009 and three quarters ended April 3, 2009, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

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HARRIS CORPORATION

     % Notes due 201

Prospectus Supplement
June   , 2009

Joint Book-Running Managers

Citi

Morgan Stanley